Exhibit 99.1

LONESTAR RESOURCES ANNOUNCES 82% INCREASE IN PROVED RESERVES

Fort Worth, Texas, February 21, 2018 (PRNewswire) — Lonestar Resources US Inc. (NASDAQ: LONE) announced that its proved reserves at December 31, 2017 increased 82% to 73.6 million barrels of oil equivalent (“MMBOE”) calculated using SEC guidelines. All of the Company’s proved reserves are located in the Eagle Ford Shale.

Lonestar’s proved reserves at December 31, 2017 are comprised of 50.7 million barrels of crude oil and condensate, 10.9 million barrels of natural gas liquids, and 71.9 billion cubic feet of natural gas. By energy content, Lonestar’s proved reserves are weighted 84% to crude oil, condensate and natural gas liquids. See Table 1 for details.

2017 Highlights Include:

•	In 2017, Lonestar added 29.8 MMBOE through acquisitions, 4.0 MMBOE through extensions and discoveries, and 1.5 MMBOE through positive reserve revisions for a total of 35.3 MMBOE of reserve additions. These reserve additions were equivalent to 1,500 percent of Lonestar’s 2017 production.

•	Lonestar’s Proved Developed reserves increased 66% to 18.3 MMBOE and the PV-10 associated with its Proved Developed reserves increased 154% to $256.8 million using SEC guidelines and $294.3 million at Strip pricing.

•	Lonestar’s capital expenditures totaled $214.8 million for the year ended December 31, 2017. Lonestar’s all-sources finding and development costs were $6.07 per BOE. Drillbit-only finding and developing costs averaged $15.26 per BOE.

•	Including 2017 results, Lonestar’s five-year reserves replacement is 778% and five-year all-sources F&D cost averages $8.94 per BOE.

Lonestar’s Chief Executive Officer, Frank D. Bracken, III commented, “2017 was a year of tremendous growth for Lonestar from both our drilling program and from acquisitions. We continued our track-record of low-cost reserve growth, registering exceptional all-sources finding and development costs of $6.07 per BOE while boosting our Proved reserves by 82%, which brings considerable scale to the Company. This reserve growth, which was prudently financed, positions Lonestar to significantly increase shareholder value in 2018 and beyond.”

The table below summarizes Lonestar’s year-end proved reserves and PV-10 by region as determined by the Company’s independent petroleum engineers, W.D. Von Gonten & Co. Petroleum Engineers. Based on rules of the U.S. Securities and Exchange Commission, for the year ended December 31, 2017, Lonestar’s proved reserves were estimated using the 12-month average price calculated as the unweighted arithmetic average of the spot price on the first day of each month preceding the 12 months prior to the end of the reporting period. This methodology resulted in an average oil price of $51.34 per barrel and an average natural gas price of $2.96 per million British Thermal Units (“MMBTU”), an increase of 20% for both crude oil and natural gas, as compared to an average of oil price of $42.75 per barrel and an average natural gas price of $2.46 per MMBTU used to estimate Lonestar’s proved reserves for the year ended December 31, 2016.

Table 1: Proved Reserves and PV-10

(As of December 31, 2017)

	Crude Oil	NGLs	Natural Gas	Total	PV-10
Region	(MMBbls)	(MMBbls)	(Bcf)	(MMBoe)	($MM)
Western Eagle Ford	13.9	6.6	49.2	28.7	$188.3
Central Eagle Ford	33.6	3.8	20.5	40.8	$326.1
Eastern Eagle Ford	3.2	0.5	2.2	4.0	$23.8

Total	50.7	10.9	71.9	73.6	$538.3

At December 31, 2017, based on SEC Pricing, Lonestar’s PV-10 was $538.3 million. PV-10 of the Proved Developed reserves calculated on the same basis was $256.8 million while PV-10 from our Proved Undeveloped reserves was $281.5 million.

Table 2: Changes in Proved Reserves

(As of December 31, 2017)

	Crude Oil	NGLs	Natural Gas	Total
	(MMBbls)	(MMBbls)	(Bcf)	(MMBoe)
Proved Reserves – December 31, 2016	24.3	7.5	52.7	40.5
Revisions of previous estimates	1.2	(0.1)	2.6	1.5
Extensions and Discoveries	3.2	0.5	2.1	4.0
Purchase of Reserves in Place	23.6	3.4	16.9	29.8
Sales of Reserves in Place	0.0	0.0	0.0	0.0
Production	(1.6)	(0.4)	(2.4)	(2.4)

Proved Reserves – December 31, 2017	50.7	10.9	71.9	73.6

Proved Developed – December 31, 2017	12.7	2.8	17.0	18.3

Lonestar’s capital expenditures totaled $214.8 million for the year ended December 31, 2017. These expenditures included $84.4 million for drilling and completion costs, $4.5 million for leasehold acquisition costs, $120.1 for the acquisition of producing properties acquisitions, $1.2 million for 3-D seismic data and $4.7 million for pipeline acquisition and expansion.

Table 3: Costs Incurred In Oil & Gas Property Acquisition, Exploration and Development Activities

            (For the year ended December 31, 2017)

Total
($MM)
Property Acquisition Costs
Proved property acquisition costs	$116.8
Unproved property acquisition costs	$7.7

Total property acquisition costs	$124.5
Exploration costs	$1.2
Development costs	$89.1

Total costs incurred	$214.8

Because the pricing utilized in the SEC methodology is significantly lower than current market prices for crude oil, NGL’s and natural gas, Lonestar has also presented its Proved reserves PV-10 at NYMEX strip prices, as of December 31, 2017 (as described below, “Strip Pricing”). On this basis, the Company’s proved reserves were 76.2 MMBOE and PV-10 was $647.6 million. See Table 4 for details.

Table 4: Proved Reserves and PV-10 at NYMEX Strip Pricing

            (As of December 31, 2017)

	Crude Oil	NGLs	Natural Gas	Total	PV-10
Region	(MMBbls)	(MMBbls)	(Bcf)	(MMBoe)	($MM)
Western Eagle Ford	14.6	6.9	51.7	30.1	$224.4
Central Eagle Ford	34.6	3.9	20.9	41.9	$392.0
Eastern Eagle Ford	3.3	0.5	2.2	4.2	$31.2

Total	52.5	11.3	74.9	76.2	$647.6

At December 31, 2017 based on NYMEX Strip Pricing, Lonestar’s PV-10 was $647.6 million. PV-10 of the Proved Developed reserves calculated on the same basis was $294.3 million while PV-10 from our Proved Undeveloped reserves was $353.3 million.

The average future prices for benchmark commodities used in determining our Strip Pricing reserves were $59.55 for oil for 2018, $56.22 for 2019, $53.79 for 2020, $52.29 for 2021, $51.70 for 2022, $51.59 for 2023, $51.76 for 2024, $52.07 for 2025, $52.47 for 2026, and escalated 3% thereafter and $2.87/MMBtu for natural gas for 2018, $2.81 for 2019, $2.82 for 2020, $2.85 for 2021, $2.89 for 2022, $2.93 for 2023, $2.97 for 2024, $3.01 for 2025, $3.07 for 2026, and escalated 3% thereafter.

Table 5: Proved, Probable & Possible Reserves and PV-10 at NYMEX Strip Pricing

            (As of December 31, 2017)

	Crude Oil	NGLs	Natural Gas	Total	PV-10
Region	(MMBbls)	(MMBbls)	(Bcf)	(MMBoe)	($MM)
Western Eagle Ford	16.2	8.9	71.7	37.1	$240.2
Central Eagle Ford	44.3	4.9	25.5	53.4	$481.1
Eastern Eagle Ford	4.5	1.1	4.8	6.4	$36.4

Total	65.0	14.9	102.0	96.9	$757.7

About Lonestar

Lonestar is an independent oil and natural gas company, focused on the development, production and acquisition of unconventional oil, natural gas liquids and natural gas properties in the Eagle Ford Shale in Texas.

Cautionary Note Regarding Forward Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will,” “expect” and “assuming” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant and securities of the Company may not ultimately be offered to the public because of general market conditions or other factors. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2017 and subsequently filed quarterly reports on Form 10-Q. Any forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which the Company becomes aware, after the date hereof, unless required by law.